UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

JA Energy

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54236

Nevada	27-3349143
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10325 Falls Church Ave., Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

(702) 544-0195

(Registrant’s telephone number, including area code)

10010 Alta Drive, Suite 115, Las Vegas, NV 89145

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matter to a Vote of Security Holders

JA Energy (the “Company”) held its Annual Meeting of Shareholders on September 30,2014. At the Meeting, Fifty-Seven Million Seven Hundred Nineteen Thousand and Eight Hundred Four (57,719,804) shares were voted. This represents approximately 61.7% of the 93,402,385 shares available to vote. No votes were cast against any proposal and no broker non-votes were received. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	Barry Hall	57,719,804	0	0	0
	Frank Arnone	57,719,804	0	0	0

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Ratify Appointment of Independent Registered Public Accounting Firm.	57,719,804	0	0	0
3.	Provide an Advisory Vote on the Company's Executive Compensation (the "Say on Pay" Vote).	57,719,804	0	0	0
4.	Shareholder Proposal to spin-off the Company's assets and liabilities into a wholly owned subsidiary.	57,719,804	0	0	0
5.	Shareholder Proposal to give the Board of Directors shareholder approval to effectuate a 100-to-200 reverse stock split, if the Board decides to take such action	51,719,804	0	0	0

Item 8.01 - Other Events

The Company's corporate headquarters have moved from 10010 Alta Drive, Suite 115, Las Vegas, NV 89145 to 10325 Falls Church Avenue, Las Vegas, NV 89144. The Company's new phone number is: (702) 544-0195.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JA ENERGY
Registrant

Date: October 2, 2014	By:/s/ Barry Hall
Barry Hall Director